Exhibit 1.1

[            ] iShares

iSHARES SILVER TRUST

DISTRIBUTION AGREEMENT

[            ], 2005

DISTRIBUTION AGREEMENT

[            ], 2005

Barclays Capital Inc.

200 Park Avenue

New York, NY 10166

Ladies and Gentlemen:

Barclays Global Investors International Inc., a Delaware corporation (the “Sponsor”), has sponsored the formation of a trust, known as “iShares Silver Trust” (the “Trust”) pursuant to the laws of the State of New York. Subject to the terms hereof, the Trust has issued to Barclays Capital Inc. (“Barclays Capital”) an aggregate of [            ] units of fractional undivided beneficial interest in and ownership of the Trust (each such unit, an “iShare®”) upon the deposit by Barclays Capital with JPMorgan Chase Bank N.A., a national banking association organized under the laws of the United States of America acting through its London branch as custodian of the Trust (in such capacity, the “Custodian”), of an aggregate amount of [            ] Ounces of silver bullion, (equal to [            ] baskets as described in the Prospectus, the “Initial Deposit”). The iShares are described in the Prospectus which is referred to below.

The Sponsor has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (Registration No. 333-[            ]) including a prospectus, relating to the iShares. The Sponsor has furnished to you, for use by Barclays Capital, the form of what is expected to be the final prospectus (constituting a part of the registration statement, each such prospectus being herein called a “Prospectus”) relating to the iShares. Except where the context otherwise requires, the registration statement, as amended when it becomes effective, including all documents filed as a part thereof, and including any information contained in any prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act and also including any registration statement filed pursuant to Rule 462(b) under the Act, is herein called the “Registration Statement”. As used herein, “business day” shall mean a day on which the American Stock Exchange is open for trading. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Depositary Trust Agreement (as defined below).

The Sponsor, on its own behalf and in its capacity as sponsor of the Trust, and Barclays Capital agree as follows:

1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth (including satisfaction of the conditions set forth in section 6 hereof), Barclays Capital is purchasing from the Trust [            ] iShares (such iShares, collectively, the “Purchased Shares”) in exchange for silver bullion which, in the amount of the Initial Deposit, has been delivered by Barclays Capital to the Custodian on the date hereof. The Sponsor and the Trust are advised by Barclays Capital that, upon satisfaction (or waiver by Barclays Capital) of the conditions set forth in section 6 hereof, Barclays Capital intends to make a public offering of its iShares as soon after the effective date of the Registration Statement, and on such terms, as in its judgment is advisable.

2. Deposit of Silver and Delivery of the Purchased Shares. Pursuant to the Depositary Trust Agreement of the iShares Silver Trust between the Sponsor and the Trustee (the “Depositary Trust Agreement”), dated the date hereof, Barclays Capital has on the date hereof made delivery of the Initial

Deposit to the Custodian, with irrevocable instructions to transfer such Initial Deposit to the account of the Trust, and the Trust has caused the Purchased Shares to be delivered to Barclays Capital through the facilities of The Depository Trust Company (“DTC”) for the account of Barclays Capital.

3. Representations and Warranties of the Sponsor. The Sponsor, on its own behalf and in its capacity as sponsor of the Trust, represents and warrants to and agrees with Barclays Capital that:

(a) at the time the conditions set forth in section 6 hereof have been waived or satisfied (such time, the “time of closing”) (i) the Registration Statement shall have become effective and no stop order of the Commission with respect thereto shall have been issued and no proceedings for such purpose shall have been instituted or, to the Sponsor’s knowledge after due inquiry, will then be contemplated by the Commission; (ii) each Prospectus, at the time of filing thereof, shall have complied in all material respects with the requirements of the Act and the last Prospectus distributed in connection with the offering of the shares shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (iii) the Registration Statement shall comply, and shall have complied at the time it became effective, in all material respects with the requirements of the Act and the Prospectus will comply, as of its date and at the time of closing, in all material respects with the requirements of the Act and any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed; (iv) the conditions to the use of Form S-1 have been satisfied; (v) the Registration Statement shall not contain, and shall have not contained at the time it became effective, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Sponsor makes no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning Barclays Capital and furnished in writing by or on behalf of Barclays Capital to the Sponsor expressly for use in the Registration Statement or such Prospectus; and (vi) the Sponsor and the Trust shall have not distributed and will not distribute any offering material in connection with the offering or creation of the shares other than the Registration Statement or the then most recent Prospectus;

(b) on the date of the Initial Deposit, the statement of financial position is as set forth in the section of the Registration Statement and the Prospectus entitled “Statement of Financial Condition”;

(c) as of the date hereof, the Trust has been duly formed and is validly existing as an investment trust under the laws of the State of New York, as described in the Registration Statement and the Prospectus, and has all power and authority to issue and deliver the iShares as contemplated herein;

(d) the Sponsor is a Delaware corporation, with full power and authority to conduct its business as described in the Registration Statement and the Prospectus;

(e) the Sponsor is duly qualified, validly existing and in good standing under the laws of its jurisdiction of organization; and the Trust is not required to so qualify in any jurisdiction;

(f) complete and correct copies of the Depositary Trust Agreement, and any and all amendments thereto, have been delivered to Barclays Capital, and no changes thereto have been made subsequent to the date hereof and prior to the time of closing;

(g) the iShares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, rights of first refusal and similar rights;

(h) the iShares conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus and the holders of the iShares will not be subject to personal liability by reason of being such holders;

(i) this Agreement has been duly authorized, executed and delivered by the Sponsor;

(j) neither the Sponsor nor the Trust is in material breach or material violation of or in material default under (nor has any event occurred which with notice, lapse of time or both would result in any material breach or material violation of, constitute a material default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) its respective constitutive documents, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Sponsor or the Trust is a party or by which either of them or any of their properties may be bound or affected, and the execution, delivery and performance of this Agreement, the issuance and sale of the iShares and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under), respectively, the constitutive documents of the Sponsor or the Depositary Trust Agreement, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Sponsor or the Trust is a party or by which either of them or any of their respective properties may be bound or affected, or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Sponsor or the Trust;

(k) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the iShares or the consummation by the Sponsor and the Trust of the transactions contemplated hereby other than registration of the iShares under the Act, which has been or will be effected, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the shares are being offered by Barclays Capital or under the rules and regulations of the National Association of Securities Dealers (the “NASD”);

(l) except as set forth in the Registration Statement and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Trust to issue or sell to it any iShares or other equity interest of the Trust, and (ii) no person has the right to act as an underwriter or as a financial advisor to the Trust in connection with the offer and sale of the iShares, in the case of each of the foregoing clauses (i) and (ii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the iShares as contemplated thereby or otherwise; no person has the right, contractual or otherwise, to cause the Sponsor on behalf of the Trust to register under the Act any other equity interests of the Trust, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the shares as contemplated thereby or otherwise;

(m) each of the Sponsor and the Trust has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business; neither the Sponsor nor the Trust is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Sponsor or the Trust;

(n) all legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been so described or filed as required;

(o) except as set forth in the Registration Statement and the Prospectus, there are no material actions, suits, claims, investigations or proceedings pending or threatened or, to the Sponsor’s knowledge after due inquiry, contemplated to which the Sponsor or the Trust, or (to the extent that is or could be material in the context of the offering and sale of the iShares) any of their respective directors or officers, is or would be a party or of which any of their respective properties are or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency;

(p) PricewaterhouseCoopers, whose report on the audited statement of financial condition of the Trust is filed with the Commission as part of the Registration Statement and the Prospectus, are independent public accountants as required by the Act;

(q) the audited statement of financial condition included in the Prospectus, together with the related notes and schedules, presents fairly the financial position of the Trust as of the date indicated and has been prepared in compliance with the requirements of the Act and in conformity with generally accepted accounting principles; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus that are not included as required; and the Trust does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement and the Prospectus;

(r) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any (i) material adverse change, or any development involving a prospective material adverse change affecting the Sponsor or the Trust, (ii) transaction which is material to the Sponsor or the Trust taken as a whole, (iii) obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Sponsor or the Trust, which is material to the Trust, (iv) change in the iShares or outstanding indebtedness of the Trust, or (v) dividend or distribution of any kind declared, paid or made on the iShares;

(s) the Trust is not and, after giving effect to the offering and sale of the iShares, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the investment Company Act of 1940, as amended (the “Investment Company Act”);

(t) except as set forth in the Registration Statement and the Prospectus, (i) the Sponsor and the Trust own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information described in the Registration Statement and the Prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses, (collectively, “Intellectual Property”); (ii) there are no third parties who have or, to the Sponsor’s knowledge after due inquiry, will be able to establish rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to the Sponsor or the Trust; (iii) there is no infringement by third parties of any Intellectual Property; (iv) there is no pending or threatened action, suit, proceeding or claim by others challenging the Sponsor’s or the Trust’s rights in or to any Intellectual Property, and the Sponsor and the Trust are unaware of any facts which could form a reasonable basis for any such claim; (v) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property, and the Sponsor and the Trust are unaware of any facts which could form a reasonable basis for any such claim; and (vi) there is no pending or threatened action, suit, proceeding or claim by others that the Sponsor or the Trust infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Sponsor and the Trust are unaware of any facts which could form a reasonable basis for any such claim.

(u) the Trust is not subject to any tax filing or any payment obligation of any tax or other assessment of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due;

(v) neither the Sponsor nor the Trust has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Sponsor or the Trust or, to the Sponsor’s or the Trust’s knowledge, any other party to any such contract or agreement;

(w) on behalf of the Trust, the Sponsor has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange Act of 1934 (the “Exchange Act”), giving effect to the rules and regulations, and SEC staff interpretations (whether or not public), thereunder)); such disclosure controls and procedures are designed to ensure that material information relating to the Trust, is made known to the Sponsor, and such disclosure controls and procedures are effective to perform the functions for which they were established; on behalf of the Trust, the Sponsor has been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Trust’s ability to record, process, summarize, and report financial data; and (i) any fraud, whether or not material, that involves management or other employees who have a role in the Trust’s internal controls; any material weaknesses in internal controls have been identified for the Trust’s auditors;

(x) any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Sponsor believes to be reliable and accurate, and the Sponsor has obtained the written consent to the use of such data from such sources to the extent required;

(y) neither the Sponsor, nor the Trust, nor any of the Sponsor’s directors, members, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security or asset of the Trust to facilitate the sale or resale of the iShares; and

(z) to the Sponsor’s knowledge after due inquiry, there are no affiliations or associations between any member of the NASD and any of the Sponsor’s officers, directors or 5% or greater securityholders, except for Barclays Global Investor Services, a registered broker-dealer wholly owned by an affiliate of the Sponsor (and which will take no part in any distribution of the iShares) or as set forth in the Registration Statement and the Prospectus.

In addition, any certificate signed by any officer of the Sponsor and delivered to Barclays Capital or counsel for Barclays Capital in connection with the offering of the iShares shall be deemed to be a representation and warranty by the Sponsor, as the case may be, as to matters covered thereby, to Barclays Capital.

4. Certain Covenants of the Sponsor. The Sponsor, on its own behalf and in its capacity as sponsor of the Trust, agrees:

(a) to furnish such information as may be required and otherwise to cooperate in qualifying the iShares for offering and sale under the securities or blue sky laws of such states as Barclays Capital may reasonably designate and to maintain such qualifications in effect so long as Barclays Capital may request for the distribution of the iShares not to exceed a period of nine months; provided that the Trust shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the iShares); and to promptly advise Barclays Capital of the receipt by the Sponsor of any notification with respect to the suspension of the qualification of the iShares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b) to make available to Barclays Capital, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to Barclays Capital, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Sponsor or the Trust shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as Barclays Capital may request for the purposes contemplated by the Act; in case Barclays Capital is required to deliver a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the iShares, the Sponsor will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

(c) to endeavor to cause the Registration Statement to become effective on or before the time of closing and the Sponsor will advise Barclays Capital promptly; and, if requested by Barclays Capital, to confirm in writing when the Registration Statement and any post-effective amendment thereto has become effective; and (iii) upon receipt of request from Barclays Capital therefor, to file a post-effective amendment removing any reference to Barclays Capital thereunder;

(d) to advise Barclays Capital promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise Barclays Capital promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and to provide Barclays Capital and Barclays Capital’s counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which Barclays Capital shall object in writing;

(e) subject to section 4(d) hereof, to file promptly all reports and any information statement required to be filed by the Trust with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Purchased Shares;

(f) to advise Barclays Capital promptly of the happening of any event within the time during which a prospectus relating to the Purchased Shares is required to be delivered under the Act which could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, subject to section 4(d) hereof, to prepare and furnish, at the Sponsor’s expense, to Barclays Capital promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change;

(g) to make generally available to the shareholders of the Trust, and to deliver to Barclays Capital, an earnings statement of the Trust (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period;

(h) to furnish to Barclays Capital promptly for a period of one year from the date of this Agreement such information as Barclays Capital may reasonably request regarding the Trust;

(i) to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to Barclays Capital (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the iShares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the shares to Barclays Capital, (iii) the producing, word processing and/or printing of this Agreement, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to Barclays Capital and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the iShares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for Barclays Capital) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to Barclays Capital, (v) any listing of the iShares on any securities exchange or qualification of the iShares for quotation on the American Stock Exchange and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the iShares by the NASD, including the legal fees and filing fees and other disbursements of counsel to Barclays Capital, (vi) the fees and disbursements of the Custodian (as defined in the Depositary Trust Agreement), transfer agent or registrar for the iShares, (vii) the costs and expenses of the Trust relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the iShares to prospective investors and Barclays Capital’s sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Sponsor or the Trust and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (ix) the performance of the Sponsor’s other obligations hereunder;

(j) to use its best efforts to cause the iShares to be listed on the American Stock Exchange;

(k) to maintain a Custodian (as defined in the Depositary Trust Agreement) and an orderly procedure for the transfer and register of the iShares; and

(l) to waive until the time of closing any fees due under Section 5.8(a) of the Depositary Trust Agreement.

5. Reimbursement of Barclays Capital’s Expenses. The Sponsor shall, at the earlier of the time of closing and the first business day immediately following the last day on which the conditions referred to in section 6 hereof may be satisfied, reimburse Barclays Capital for all of its out-of-pocket expenses, including the fees and disbursements of counsel, incurred by Barclays Capital in connection with the preparation of this Agreement and the transactions contemplated hereby.

6. Conditions of Barclays Capital’s Obligations. The obligations of Barclays Capital hereunder are subject to the accuracy of the representations and warranties contained herein on the date hereof (if applicable), at the time of closing, the performance by the Sponsor of its obligations hereunder and compliance with the following additional conditions precedent no later than on [            ], 2005:

(a) The Sponsor shall furnish to Barclays Capital at the time of closing an opinion of counsel for the Sponsor, addressed to Barclays Capital, and dated the time of closing and in form and substance satisfactory to Clifford Chance US LLP, counsel for Barclays Capital, stating that:

(i) the iShares issuable hereunder, when issued in accordance with the terms hereof will have been duly authorized and validly issued and fully paid and non-assessable;

(ii) the iShares conform to the description thereof contained in the Registration Statement and the Prospectus;

(iii) the Registration Statement and the Prospectus (except as to the financial statements and schedules and other financial and statistical information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act;

(iv) the Registration Statement has become effective under the Act and, to such counsel’s knowledge, no stop order proceedings with respect thereto are pending or threatened under the Act and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424 under the Act has been made in the manner and within the time period required by such Rule 424;

(v) no approval, authorization, consent or order of or filing with any federal, or New York State governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the iShares and consummation by the Sponsor of the transactions contemplated hereby other than registration of the iShares under the Act (except such counsel need express no opinion as to any necessary qualification under the state securities or blue sky laws of any state or the laws of any jurisdictions outside the United States);

(vi) the Trust is not and, after giving effect to the offering and sale of the iShares, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act; and

(vii) the information in the Registration Statement and the Prospectus under the headings “Description of the iShares and the Trust Agreement”, “United States Federal Income Tax Consequences,” and “Custody of the Trust’s Silver” insofar as such statements constitute a summary of documents or matters of law are accurate in all material respects and present fairly the information required to be shown.

In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Sponsor, representatives of the independent public accountants of the Trust and representatives of Barclays Capital at which the contents of the Registration Statement and the Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration

Statement or the Prospectus (except as and to the extent stated in subparagraphs (ii) and (vii) above), on the basis of the foregoing nothing has come to the attention of such counsel that causes them to believe that the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any supplement thereto at the date of such Prospectus or such supplement, and at the time of closing, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the information contained under the heading “The Silver Industry” or the financial statements and schedules and other financial and statistical information included in the Registration Statement or the Prospectus).

(b) The Sponsor shall furnish to Barclays Capital at the time of closing an opinion of Emmet, Marvin & Martin LLP, counsel for the Trustee, addressed to Barclays Capital, and dated the time of closing and in form and substance satisfactory to Clifford Chance US LLP, counsel for Barclays Capital, stating that:

(i) The Depositary Trust Agreement (i) has been duly authorized, executed and delivered by The Bank of New York (ii) constitutes a valid and binding agreement of the Trustee enforceable against the Trustee in accordance with its terms, except as enforcement of it may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general application relating to or affecting creditors’ rights and general principles of equity;

(ii) the Custodian Agreement dated as of [            ], 2005 (the “Custodian Agreement”) between the Trustee and the Custodian has been duly authorized, executed and delivered by the Trustee and constitutes a valid and binding agreement of the Trustee enforceable against the Trustee in accordance with its terms, except as enforcement of it may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general application relating to or affecting creditors’ rights and (ii) general principles of equity;

(iii) upon receipt by the Trustee of an initial deposit of silver in accordance with the Trust Agreement, the Trust (as defined in the Depositary Trust Agreement) will exist;

(iv) upon delivery by the Trustee of the iShares against the deposit of silver in accordance with the provisions of the Depositary Trust Agreement, the iShares will be validly issued and will entitle the registered holder the iShares to the rights specified in the Trust Agreement; and

(v) The Bank of New York is a corporation duly organized and existing under the laws of the State of New York, is validly existing as a banking organization under the Banking Law of the State of New York and is a subsisting trust company under the supervision of the New York State Banking Department, and The Bank of New York has full power and authority to enter into and perform its obligations under each of the Trust Agreement and the Custodian Agreement.

(c) The Sponsor shall furnish to Barclays Capital at the time of closing an opinion of [            ], counsel to the Sponsor, addressed to Barclays Capital, and dated the time of closing and in form and substance satisfactory to Clifford Chance US LLP, counsel for Barclays Capital, stating that:

(i) the Sponsor is a Delaware corporation with full corporate power and authority to conduct its business as described in the Registration Statement and the Prospectus and to execute and deliver this Agreement;

(ii) the Sponsor is duly qualified, validly existing and in good standing under the laws of its jurisdiction of organization;

(iii) this Agreement has been duly authorized, executed and delivered by the Sponsor;

(iv) the execution, delivery and performance of this Agreement by the Sponsor, the issuance and delivery of the iShares by the Trust and the consummation by the Sponsor of the transactions contemplated hereby do not and will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under) the constitutive documents of the Sponsor or the Depositary Trust Agreement, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument known to such counsel after reasonable (based on a certificate of an officer of the Sponsor) investigation to which the Sponsor is a party or by which any of its properties may be bound or affected, or any federal, or New York State law, regulation or rule or any decree, judgment or order applicable to the Sponsor and known to such counsel;

(v) to such counsel’s knowledge, the Sponsor is not in material breach or material violation of or in material default under (nor has any event occurred which with notice, lapse of time, or both would result in any material breach or material violation of or material default under), its constitutive documents, or any federal or New York State law, regulation or rule applicable to the Sponsor; and

(vi) to such counsel’s knowledge, there are no actions, suits, claims, investigations or proceedings pending, or threatened to which the Sponsor is or would be a party or to which any of its properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which are required to be described in the Registration Statement or the Prospectus but are not so described.

(d) No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which Barclays Capital objects in writing.

(e) The Registration Statement shall have been declared effective.

(f) Prior to the time of closing, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act, (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) the Prospectus and all amendments or supplements thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(g) Between the time of execution of this Agreement and the time of closing, no material adverse change or any development involving a prospective material adverse change in the management or financial condition of the Sponsor shall occur or become known.

(h) The Sponsor will, at the time of closing, deliver to Barclays Capital an officer’s certificate of the Chief Executive Officer and its Chief Financial Officer in the form attached as Exhibit A hereto.

(i) The Sponsor and the Trustee shall each have furnished to Barclays Capital such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the time of closing, as Barclays Capital may reasonably request; provided, that in the case of the Trustee, such certificate shall be in the form attached as Exhibit B hereto.

(j) The iShares shall have been approved for listing on the American Stock Exchange, subject only to notice of issuance at or prior to the time of closing.

In the event that any of the foregoing conditions precedent have not been met or waived within the time indicated in the opening paragraph of section 6 hereof, Barclays Capital may in its sole discretion elect to surrender the Purchased Shares to the Trust for redemption in compliance with the provisions of the Depositary Trust Agreement, and upon receipt by Barclays Capital of the Initial Deposit and any expenses payable to Barclays Capital pursuant to section 5 of this Agreement, this Agreement shall be of no further force and effect and all obligations of the parties hereunder shall be discharged; provided, that obligations of the parties arising under section 4(k), 5 and 9 shall survive the termination of this Agreement.

7. Subsequent Offer and Resale of the iShares. The Initial Purchaser represents, warrants and agrees that subsequent offers and resales of the iShares will be made in compliance with applicable laws and regulations of each jurisdiction in which such offer or sale takes place and, in particular, that:

(a) the offering of the iShares will be made on a private placement basis in Canada (in the provinces of British Columbia, Ontario and Quebec) (1) through the Initial Purchaser or its affiliates who are permitted under applicable securities laws or available exemptions to offer and sell the iShares in Canada; (2) solely to purchasers who are entitled under applicable provincial securities laws to purchase the iShares without the benefit of a prospectus qualified under the securities laws; and (3) in the case of purchasers in provinces other than Ontario, without the services of a dealer registered pursuant to those securities laws;

(b) the offering and sale of iShares in Japan can only be effected through a licensed Commodity Investment Dealer (“shohin toushi hanbai gyosha”) or a person exempt under the law Concerning Regulations of Commodities Investment Business (Commodities Law). The Prospectus cannot be distributed in Japan other than to a licensed Commodity Investment Dealer or a person exempt under the Commodities Law;

(c) the offering and sale of iShares in Switzerland will be on the basis of a non-public offering. The Prospectus does not constitute a prospectus according to articles 652a or 1156 of the Swiss Federal Code of Obligations and the iShares may not be offered or distributed on a professional basis in or from Switzerland and neither the Prospectus nor any other offering material relating to the iShares may be publicly issued in connection with any such offer or distribution. The iShares have not been and will not be approved by any Swiss regulatory authority. In particular, neither the iShares nor the trust are or will be supervised by the Swiss Federal Banking Commission, and investors may not claim protection under the Swiss Investment Fund Act;

(d) the Trust is a collective investment scheme as defined in the Financial Services and Markets Act 2000. The Trust has not been authorized, or otherwise recognized or approved, by the Financial Services Authority and, as an unregulated scheme, it accordingly cannot be promoted in the United Kingdom to the general public. The Initial Purchaser will promote the Trust in the United Kingdom in accordance with applicable law and regulation only to (1) persons who are investment professionals (as defined in Article 14(5) of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (the “CIS Order”)); (2) persons who are within any of the categories of persons described in Article 22 of the CIS Order; or (3) persons to whom the Prospectus may otherwise lawfully be communicated;

(e) the Prospectus has not been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”). Accordingly, the Prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the iShares may not be circulated or distributed, nor may the iShares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to the public or any member of the public in Singapore other than (i) to an institutional investor or other person specified in Section 274 of the SFA, (ii) to a sophisticated investor, and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA;

(f) it will comply with the Securities Sales Prospectus Act (Wertpapier-Verkaufsprospektgesetz, the “WV Act”) of the Federal Republic of Germany and all other applicable legal and regulatory requirements. In particular, the Initial Purchaser has not engaged and will not engage in a public offering (öffentliches Angebot) within the meaning of the WV Act with respect to any iShares otherwise than in accordance with the WV Act;

(g) the iShares may not be offered, sold or distributed in Spain save in compliance with the requirements of the Spanish Securities Market Law (Ley 24/1988, de 28 de julio, del Mercado de Valores), as amended and restated, and Royal Decree 291/1992 on Issues and Public Offerings of Securities (Real Decreto 291/1992, de 27 de marzo, sobre Emisiones y Ofertas Públicas de Venta de Valores), as amended and restated, and other applicable Spanish laws and regulations;

(h) the iShares may not be acquired by or offered, directly or indirectly to, individuals or entities in the Netherlands and the Prospectus may not be circulated in the Netherlands as part of initial distribution or at any time thereafter, except to individuals or entities whose ordinary business or profession is (1) to trade or invest in securities or (2) involves the acquisition and disposal of investment objects of the same kind as the assets or a substantial part of the assets of the trust, in either case within the meaning of Article 1 of the regulation dated October 9, 1990 (as amended) issued pursuant to Article 14 of the Investment Institutions Supervision Act (Wet Toezicht Beleggingsinstellingen) of 27 June 1990;

(i) the offering of the iShares has not been registered pursuant to the Italian securities legislation and, accordingly, the Initial Purchaser has not offered or sold, and will not offer or sell, any iShares in the Republic of Italy in a solicitation to the public, and any sales of the iShares in the Republic of Italy shall be effected in accordance with all Italian securities, tax and exchange control and other applicable laws and regulations. The Initial Purchaser will not offer, sell or deliver any iShares or distribute copies of the Prospectus or any other document relating to the iShares in the Republic of Italy except: (1) to “Professional Investors”, as defined in Article 31.2 of CONSOB Regulation No. 11522 of 1 July 1998 as amended (“Regulation No. 11522”), pursuant to Article 30.2 and 100 of Legislative Decree No. 58 of 24 February 1998 as amended (“Decree No. 58”), or in any other circumstances where an expressed exemption to comply with the solicitation restrictions provided by Decree No. 58 or CONSOB Regulation No. 11971 of 14 May 1999 as amended applies, provided, however, that any such offer, sale or delivery of the iShares or distribution of copies of the Prospectus or any other document relating to the iShares in the Republic of Italy must be: (a) made by investment firms, banks or financial intermediaries permitted to conduct such activities in the Republic of Italy in accordance with Legislative Decree No. 385 of 1 September 1993 as amended (“Decree No. 385”), Decree No. 58, Regulation No. 11522 and any other applicable laws and regulations; and (b) in compliance with any other applicable notification requirement or limitation which may be imposed by CONSOB or the Bank of Italy; or (2) if Italian residents submit unsolicited offers to the Initial Purchaser to purchase the iShares; and

(j) (1) it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any iShares other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Chapter 32 of the Laws of Hong Kong) and (2) it has not issued and will not issue any advertisement, invitation or document relating to the iShares, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to iShares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong) and any rules made thereunder.

In addition, the Prospectus has not been submitted to the registration procedures of the French Autorité des Marchés Financiers and, accordingly, the iShares may not be offered or sold to the public in France. Offers and sales of the iShares in France may be made only to qualified investors (investisseurs qualifiés) in accordance with Article L.411-2 of the French Code Monetaire et Financier and decree no. 98-880 dated 1 October 1998 (the “French Code”). The Prospectus or any other offering material relating to the iShares may not be distributed in France to any person other than a qualified investor, as defined in the French Code.

8. Termination. The obligations of Barclays Capital hereunder shall be subject to termination in the absolute discretion of Barclays Capital, if (x) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement and the Prospectus, there has been any material adverse change or any development involving a prospective material adverse change affecting the Sponsor or the Trust which would, in Barclays Capital’s judgment, make it impracticable or inadvisable to proceed with the public offering or the delivery of the iShares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (y) since the time of execution of this Agreement, there shall have occurred (i) a suspension or material limitation in trading in securities generally on the American Stock Exchange, the American Stock Exchange or the NASDAQ, (ii) a suspension or material limitation in trading in the Trust’s securities on the American Stock Exchange, (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States, (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war, or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in Barclays Capital’s judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the iShares on the terms and in the manner contemplated in the Registration Statement and the Prospectus.

If Barclays Capital elects to terminate this Agreement as provided in this section 8, the Sponsor shall be notified promptly in writing.

If the sale to Barclays Capital of the iShares, as contemplated by this Agreement, is not carried out by Barclays Capital for any reason permitted under this agreement or if such sale is not carried out because the Sponsor shall be unable to comply with any of the terms of this Agreement, the Sponsor shall not be under any obligation or liability under this Agreement (except to the extent provided in sections 4(k), 5 and 9 hereof), and Barclays Capital shall be under no obligation or liability to the Sponsor or the Trust under this agreement (except to the extent provided in section 9 hereof) or to one another hereunder.

9. Indemnity and Contribution.

(a) The Sponsor agrees to indemnify, defend and hold harmless Barclays Capital, its partners, directors and officers, and any person who controls it within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which Barclays Capital or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof) or in a Prospectus (the term Prospectus for the purpose of this section 9 being deemed to include the Prospectus and the Prospectus as amended or supplemented by the Sponsor), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning Barclays Capital furnished in writing by or on behalf of Barclays Capital to the Sponsor expressly for use in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading, (ii) any untrue statement or alleged untrue statement made by the Sponsor in section 3 hereof or the failure by the Sponsor to perform when and as required any agreement or covenant contained herein, or (iii) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided by the Sponsor or based upon written information furnished by or on behalf of the Sponsor or the Trust including, without limitation, slides, videos, films or tape recordings used in connection with the marketing of the iShares. The Sponsor shall not be liable under this section 9(a) for any loss, damage, expense, liability or claim which may be incurred by Barclays Capital to the extent that such loss, damage, expense, liability or claim is caused by the failure by Barclays Capital to deliver any subsequent Prospectus as required.

If any action, suit or proceeding (each, a “Proceeding”) is brought against Barclays Capital or any such person in respect of which indemnity may be sought against the Sponsor pursuant to the foregoing paragraph, Barclays Capital or such person shall promptly notify the Sponsor in writing of the institution of such Proceeding and the Sponsor shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Sponsor shall not relieve the Sponsor from any liability which the Sponsor may have to Barclays Capital or any such person except to the extent that the Sponsor has been materially prejudiced by such failure and has not otherwise learned of such proceeding. Barclays Capital or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of Barclays Capital or of such person unless the employment of such counsel shall have been authorized in writing by the Sponsor in connection with the defense of such Proceeding or the Sponsor shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Sponsor (in which case the Sponsor shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Sponsor and paid as incurred (it being understood, however, that the Sponsor shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Sponsor shall not be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Sponsor, the Sponsor agrees to indemnify and hold harmless Barclays Capital and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(b) Barclays Capital agrees to indemnify, defend and hold harmless each of the Sponsor, its directors and officers, and any person who controls the Sponsor or the Trust within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Sponsor, the Trust or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by or on behalf of Barclays Capital to the Sponsor or the Trust expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof) or in the Prospectus or any amendment to the Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

If any Proceeding is brought against the Sponsor or the Trust or any such person in respect of which indemnity may be sought against Barclays Capital pursuant to the foregoing paragraph, the Sponsor, the Trust or such person shall promptly notify Barclays Capital in writing of the institution of such Proceeding and Barclays Capital shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify Barclays Capital shall not relieve Barclays Capital from any liability which Barclays Capital may have to the Sponsor, the Trust or any such person or otherwise. The Sponsor, the Trust or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Sponsor, the Trust or such person unless the employment of such counsel shall have been authorized in writing by Barclays Capital in connection with the defense of such Proceeding or Barclays Capital shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to Barclays Capital (in which case Barclays Capital shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but Barclays Capital may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of Barclays Capital), in any of which events such fees and expenses shall be borne by Barclays Capital and paid as incurred (it being understood, however, that Barclays Capital shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). Barclays Capital shall not be liable for any settlement of any such Proceeding effected without the written consent of Barclays Capital but if settled with the written consent of Barclays Capital, Barclays Capital agrees to indemnify and hold harmless the Sponsor, the Trust and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

(c) If the indemnification provided for in this section 9 is unavailable to an indemnified party under subsections (a) and (b) of this section 9 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Sponsor and the Trust on the one hand and Barclays Capital on the other hand from the offering of the iShares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Sponsor and the Trust on the one hand and of Barclays Capital on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Sponsor and the Trust on the one hand and Barclays Capital on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts, commissions and fees (if any) but before deducting expenses) received by the Sponsor and the Trust and the total underwriting discounts and commissions received by Barclays Capital, bear to the aggregate public offering price of the iShares. The relative fault of the Sponsor and the Trust on the one hand and of Barclays Capital on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Sponsor and the Trust or by Barclays Capital and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(d) The Sponsor and Barclays Capital agree that it would not be just and equitable if contribution pursuant to this section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this section 9, Barclays Capital shall not be required to contribute any amount in excess of the amount by which the total price at which the iShares created by Barclays Capital and distributed to the public were offered to the public exceeds the amount of any damage which Barclays Capital has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The indemnity and contribution agreements contained in this section 9 and the covenants, warranties and representations of the Sponsor contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of Barclays Capital, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls Barclays Capital within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of each of the Sponsor, its directors or officers or any person who controls the Sponsor or the Trust within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the iShares. The Sponsor and the Trust and Barclays Capital agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Sponsor and the Trust, against any of the Sponsor’s or the Trust’s officers or directors in connection with the issuance and sale of the iShares, or in connection with the Registration Statement or the Prospectus.

10. Information Furnished by Barclays Capital. The statements set forth in the last paragraph on the cover page of the Prospectus and the statements set forth in the bullet points and the second sentence in the fourth paragraph and the penultimate paragraph under the caption “Plan of Distribution” in the Prospectus constitute the only information furnished by or on behalf of Barclays Capital as such information is referred to in sections 3 and 9 hereof.

11. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to Barclays Capital, shall be sufficient in all respects if delivered or sent to Barclays Capital Inc., US Operations – Trading Operations, 200 Cedar Knolls Road, Whippany, NJ 07981, Attention: Richard Ladd, Director, Telephone: (973) 576-3123, Fax: (973) 576-7325, with a copy to: Barclays Capital Inc., UK/Europe Operations – Commodities, 10 The South Colonnade, Canary Wharf, London E14 4PU, United Kingdom, Attention: Stephen Bell, Associate Director, Telephone: + 44 20 7773 6393, Fax: + 44 20 7773 6121; and, if to the Sponsor or the Trust, shall be sufficient in all respects if delivered or sent to the Sponsor at the offices of the Sponsor at Barclays Global Investors International Inc., 45 Fremont Street, San Francisco, CA 94105, Attention: BGI’s Product Management Team, Intermediary Investors and Exchange Traded Products Department Telephone: (415) 402-4671, Facsimile: (415) 618-5097, with a copy to: Barclays Global Investors International Inc. 45 Fremont Street, San Francisco, CA 94105, Attn: BGI’s Legal Department, Telephone: (415) 597-2860, Facsimile: (415) 597-2753.

12. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

13. Submission to Jurisdiction. The Sponsor irrevocably agrees that any claim may be instituted in the courts of the State of New York located in the city and County of New York or in the United States District Court for the southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Sponsor consents to the jurisdiction of such courts and personal service with respect thereto. Each of Barclays Capital and the Sponsor waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Sponsor agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Sponsor and may be enforced in any other courts to the jurisdiction of which the Sponsor is or may be subject, by suit upon such judgment.

14. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of Barclays Capital and the Sponsor and to the extent provided in section 9 hereof the controlling persons, partners, directors and officers referred to in section 9, and their respective successors, permitted assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from Barclays Capital) shall acquire or have any right under or by virtue of this Agreement.

15. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

16. Successors and Assigns. This Agreement may be assigned only with the written consent of the parties hereunder and shall be binding upon Barclays Capital and the Sponsor and the Trust and their successors and permitted assigns and any successor or assign of any substantial portion of the Sponsor’s and the Trust’s and any of Barclays Capital’s respective businesses and/or assets.

If the foregoing correctly sets forth the understanding between the Sponsor and Barclays Capital, please so indicate in the space provided below for that purpose, whereupon this agreement and your acceptance shall constitute a binding agreement between the Sponsor and Barclays Capital.

Very truly yours,

BARCLAYS GLOBAL INVESTORS INTERNATIONAL INC.

By:
Name:
Title:

By:
Name:
Title:

Accepted and agreed to as of the date first above written, on behalf of itself

BARCLAYS CAPITAL INC.

By:
Name:
Title:

Acknowledged and accepted

THE BANK OF NEW YORK

By:
Name:
Title:

EXHIBIT A

Officer’s Certificate

1. I have reviewed the Registration Statement and the Prospectus.

2. The representations and warranties of the Sponsor and the Trust as set forth in this Agreement are true and correct as of the date hereof and as of the time of closing.

3. Each of the Sponsor and the Trust has performed all of its obligations under this Agreement as are to be performed at or before the time of closing.

4. The conditions set forth in paragraphs (f) and (g) of section 6 of this Agreement have been met.

Exhibit A-1

EXHIBIT B

TRUSTEE’S CERTIFICATE PURSUANT TO SECTION 6(i) OF THE DISTRIBUTION AGREEMENT

[On the letterhead of the Trustee]

Barclays Capital Inc.

200 Park Avenue

New York, NY 10166

[ • ], 2005

Dear Sirs,

We refer to the Distribution Agreement dated [     , 2005] (the “Distribution Agreement”) between Barclays Capital Inc. and Barclays Global Investors International Inc and acknowledged by us. Each capitalized term used herein and not otherwise defined has the meaning ascribed to it in the Distribution Agreement.

Pursuant to section 6(i) of the Distribution Agreement, I, [•], being a duly authorized officer of the Trustee, hereby certify that:

1.	the information contained in the last sentence of the first paragraph under the heading “The Trustee” in the Registration Statement is true, complete and accurate in all respects; and

2.	the Trustee is not in material breach or material violation of or in material default under (nor has any event occurred which with notice, lapse of time, or both, would result in any material breach or material violation of or material default under):

(a)	the Trust Agreement;

(b)	the Custodian Agreement;

(c)	the Distribution Agreement; or

(d)	to my knowledge, any federal or New York State law, regulation or rule applicable to the Trustee in its capacity as trustee of the Trust.

This letter is governed by and shall be construed in accordance with the laws of the State of New York.

Yours faithfully,

THE BANK OF NEW YORK

By:
Name:
Title:

Exhibit B-1